FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2024 Financial Results

HANOVER, Md. - March 7, 2024 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal first quarter ended January 27, 2024.

•Q1 Revenue: $1.04 billion

•Q1 Net Income per Share: $0.34 GAAP; $0.66 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 691 thousand shares of common stock for an aggregate price of $32.0 million during the quarter

"We delivered solid fiscal first quarter results, including strong profitability, as we continue to expand our relationships and gain share with cloud providers," said Gary Smith, president and CEO of Ciena. "While we remain very confident in the strength and durability of bandwidth demand as a long-term driver of our business, it is taking longer than expected for service providers to work through high levels of inventory."

For fiscal first quarter 2024, Ciena reported revenue of $1.04 billion as compared to $1.06 billion for the fiscal first quarter 2023.

Ciena's GAAP net income for the fiscal first quarter 2024 was $49.5 million, or $0.34 per diluted common share, which compares to a GAAP net income of $76.2 million, or $0.51 per diluted common share, for the fiscal first quarter 2023.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2024 was $96.8 million, or $0.66 per diluted common share, which compares to an adjusted (non-GAAP) net income of $95.6 million, or $0.64 per diluted common share, for the fiscal first quarter 2023.

Fiscal First Quarter 2024 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Q1	Q1	Period Change
	FY 2024	FY 2023	Y-T-Y*
Revenue	$1,037.7	$1,056.5	(1.8)%
Gross margin	45.0%	43.2%	1.8%
Operating expense	$382.3	$370.7	3.1%
Operating margin	8.2%	8.1%	0.1%

	Non-GAAP Results (unaudited)
	Q1	Q1	Period Change
	FY 2024	FY 2023	Y-T-Y*
Revenue	$1,037.7	$1,056.5	(1.8)%
Adj. gross margin	45.7%	43.7%	2.0%
Adj. operating expense	$336.8	$329.3	2.3%
Adj. operating margin	13.2%	12.6%	0.6%
Adj. EBITDA	$160.0	$155.1	3.2%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Q1 FY 2024		Q1 FY 2023
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$695.8	67.1	$735.6	69.6
Routing and Switching	111.4	10.7	119.5	11.3
Total Networking Platforms	807.2	77.8	855.1	80.9

Platform Software and Services	89.7	8.6	73.4	6.9

Blue Planet Automation Software and Services	14.0	1.4	15.4	1.5

Global Services
Maintenance Support and Training	74.1	7.1	67.9	6.4
Installation and Deployment	42.7	4.1	34.6	3.3
Consulting and Network Design	10.0	1.0	10.1	1.0
Total Global Services	126.8	12.2	112.6	10.7

Total	$1,037.7	100.0	$1,056.5	100.0
** Denotes % of total revenue

Additional Performance Metrics for Fiscal First Quarter 2024

	Revenue by Geographic Region (unaudited)
	Q1 FY 2024		Q1 FY 2023
	Revenue	% **	Revenue	% **
Americas	$718.2	69.2	$765.1	72.4
Europe, Middle East and Africa	207.4	20.0	152.8	14.5
Asia Pacific	112.1	10.8	138.6	13.1
Total	$1,037.7	100.0	$1,056.5	100.0

** Denotes % of total revenue
•Two customers represented 10%-plus of revenue combining for a total of 26.5% of revenue
•Cash and investments totaled $1.48 billion
•Cash flow from operations totaled $266.1 million
•Average days' sales outstanding (DSOs) were 88

•Accounts receivable, net balance was $865.2 million
•Unbilled contract asset, net balance was $151.6 million
•Inventories totaled $984.9 million, including:
◦Raw materials: $571.7 million
◦Work in process: $60.6 million
◦Finished goods: $369.8 million
◦Deferred cost of sales: $36.8 million
◦Reserve for excess and obsolescence: $(54.0) million
•Product inventory turns were 1.9
•Headcount totaled 8,647

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal First Quarter 2024 Results
Today, Thursday, March 7, 2024, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal first quarter 2024 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include:
"We delivered solid fiscal first quarter results, including strong profitability, as we continue to expand our relationships and gain share with cloud providers. While we remain very confident in the strength and durability of bandwidth demand as a long-term driver of our business, it is taking longer than expected for service providers to work through high levels of inventory."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers, their spending and their businesses and markets; our ability to execute our business and growth strategies; the impact of macroeconomic conditions and global supply chain constraints or disruptions including increased supply costs and lead times; the impact of the introduction of new technologies by us or our competitors; seasonality and the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, including but not limited to the ongoing conflicts between Ukraine and Russia, and Israel and Hamas, and public health emergencies or epidemics, including the COVID-19 pandemic; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K filed with the SEC on December 15, 2023 and included in its Quarterly

Report on Form 10-Q for the first quarter of fiscal 2024 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a global leader in networking systems, services, and software. We build the most adaptive networks in the industry, enabling customers to anticipate and meet ever-increasing digital demands. For three-plus decades, Ciena has brought our humanity to our relentless pursuit of innovation. Prioritizing collaborative relationships with our customers, partners, and communities, we create flexible, open, and sustainable networks that better serve all users—today and into the future. For updates on Ciena, follow us on LinkedIn, X, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	January 27,	January 28,
	2024	2023
Revenue:
Products	$835,777	$877,715
Services	201,932	178,806
Total revenue	1,037,709	1,056,521
Cost of goods sold:
Products	466,472	500,337
Services	104,275	100,238
Total cost of goods sold	570,747	600,575
Gross profit	466,962	455,946
Operating expenses:
Research and development	187,269	181,730
Selling and marketing	128,158	123,807
General and administrative	54,683	50,896
Significant asset impairments and restructuring costs	4,971	4,298
Amortization of intangible assets	7,252	7,441
Acquisition and integration costs	—	2,558
Total operating expenses	382,333	370,730
Income from operations	84,629	85,216
Interest and other income, net	10,650	31,973
Interest expense	(23,776)	(15,870)
Income before income taxes	71,503	101,319
Provision for income taxes	21,956	25,078
Net income	$49,547	$76,241

Net Income per Common Share
Basic net income per common share	$0.34	$0.51
Diluted net income per potential common share	$0.34	$0.51

Weighted average basic common shares outstanding	145,291	149,081
Weighted average dilutive potential common shares outstanding [1]	145,848	149,551

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.6 million for the first quarter of fiscal 2024, and (ii) 0.5 million for the first quarter of fiscal 2023.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 27, 2024	October 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,264,751	$1,010,618
Short-term investments	106,678	104,753
Accounts receivable, net	865,239	1,003,876
Inventories, net	984,886	1,050,838
Prepaid expenses and other	387,193	405,694
Total current assets	3,608,747	3,575,779
Long-term investments	103,862	134,278
Equipment, building, furniture and fixtures, net	280,357	280,147
Operating lease right-of-use assets	35,679	35,140
Goodwill	445,084	444,765
Other intangible assets, net	195,682	205,627
Deferred tax asset, net	814,098	809,306
Other long-term assets	109,701	116,453
Total assets	$5,593,210	$5,601,495
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$316,094	$317,828
Accrued liabilities and other short-term obligations	329,910	431,419
Deferred revenue	166,714	154,419
Operating lease liabilities	16,888	16,655
Current portion of long-term debt	11,700	11,700
Total current liabilities	841,306	932,021
Long-term deferred revenue	76,556	74,041
Other long-term obligations	176,313	170,407
Long-term operating lease liabilities	32,418	33,259
Long-term debt, net	1,543,118	1,543,406
Total liabilities	2,669,711	2,753,134
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 144,946,510 and 144,829,938 shares issued and outstanding	1,449	1,448
Additional paid-in capital	6,274,773	6,262,083
Accumulated other comprehensive loss	(24,867)	(37,767)
Accumulated deficit	(3,327,856)	(3,377,403)
Total stockholders’ equity	2,923,499	2,848,361
Total liabilities and stockholders’ equity	$5,593,210	$5,601,495

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Quarter Ended
	January 27,	January 28,
	2024	2023
Cash flows provided by (used in) operating activities:
Net income	$49,547	$76,241
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,808	22,208
Share-based compensation expense	37,827	30,512
Amortization of intangible assets	10,016	10,325
Deferred taxes	(4,368)	(7,247)
Provision for inventory excess and obsolescence	10,350	5,503
Provision for warranty	4,841	8,230
Gain on cost method equity investments, net	—	(26,455)
Other	5,051	7,325
Changes in assets and liabilities:
Accounts receivable	135,160	(133,067)
Inventories	56,157	(235,059)
Prepaid expenses and other	17,116	4,667
Operating lease right-of-use assets	3,084	3,891
Accounts payable, accruals and other obligations	(90,915)	(56,979)
Deferred revenue	14,022	29,459
Short and long-term operating lease liabilities	(4,620)	(5,193)
Net cash provided by (used in) operating activities	266,076	(265,639)
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(16,599)	(30,030)
Purchases of investments	(21,213)	(35,411)
Proceeds from sales and maturities of investments	53,674	123,249
Settlement of foreign currency forward contracts, net	2,271	(4,001)
Acquisition of business, net of cash acquired	—	(230,048)
Net cash provided by (used in) investing activities	18,133	(176,241)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of term loan, net	—	497,500
Payment of long term debt	—	(1,732)
Payment of debt issuance costs	(2,402)	(3,996)
Payment of finance lease obligations	(981)	(913)
Shares repurchased for tax withholdings on vesting of stock unit awards	(10,076)	(12,980)
Repurchases of common stock - repurchase program	(38,195)	—
Proceeds from issuance of common stock	16,934	14,315
Net cash provided by (used in) financing activities	(34,720)	492,194
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,646	9,884
Net increase in cash, cash equivalents and restricted cash	254,135	60,198
Cash, cash equivalents and restricted cash at beginning of period	1,010,786	994,378
Cash, cash equivalents and restricted cash at end of period	$1,264,921	$1,054,576
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net	$18,582	$10,536
Cash paid during the period for income taxes, net	$8,260	$8,383
Operating lease payments	$5,080	$5,638
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$4,225	$7,354
Repurchase of common stock in accrued liabilities from repurchase program	$3,110	$—
Operating right-of-use assets subject to lease liability	$3,498	$6,244
Gain on cost method equity investments, net	$—	$26,455

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	January 27,	January 28,
	2024	2023
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$466,962	$455,946
Share-based compensation-products	1,318	1,051
Share-based compensation-services	3,020	2,297
Amortization of intangible assets	2,764	2,883
Total adjustments related to gross profit	7,102	6,231
Adjusted (non-GAAP) gross profit	$474,064	$462,177
Adjusted (non-GAAP) gross profit percentage	45.7%	43.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$382,333	$370,730
Share-based compensation-research and development	12,880	9,234
Share-based compensation-sales and marketing	10,305	8,424
Share-based compensation-general and administrative	10,079	9,468
Significant asset impairments and restructuring costs	4,971	4,298
Amortization of intangible assets	7,252	7,441
Acquisition and integration costs	—	2,558
Total adjustments related to operating expense	45,487	41,423
Adjusted (non-GAAP) operating expense	$336,846	$329,307

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$84,629	$85,216
Total adjustments related to gross profit	7,102	6,231
Total adjustments related to operating expense	45,487	41,423
Total adjustments related to income from operations	52,589	47,654
Adjusted (non-GAAP) income from operations	$137,218	$132,870
Adjusted (non-GAAP) operating margin percentage	13.2%	12.6%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$49,547	$76,241
Exclude GAAP provision for income taxes	21,956	25,078
Income before income taxes	71,503	101,319
Total adjustments related to income from operations	52,589	47,654
Gain on cost method equity investments, net	—	(26,455)
Adjusted income before income taxes	124,092	122,518
Non-GAAP tax provision on adjusted income before income taxes	27,300	26,954
Adjusted (non-GAAP) net income	$96,792	$95,564

Weighted average basic common shares outstanding	145,291	149,081
Weighted average dilutive potential common shares outstanding [1]	145,848	149,551

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended
	January 27,	January 28,
	2024	2023
Net Income per Common Share
GAAP diluted net income per potential common share	$0.34	$0.51
Adjusted (non-GAAP) diluted net income per potential common share	$0.66	$0.64

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.6 million for the first quarter of fiscal 2024; and (ii) 0.5 million for the first quarter of fiscal 2023.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	January 27,	January 28,
	2024	2023
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$49,547	$76,241
Add: Interest expense	23,776	15,870
Less: Interest and other income, net	10,650	31,973
Add: Provision for income taxes	21,956	25,078
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,808	22,208
Add: Amortization of intangible assets	10,016	10,325
EBITDA	$117,453	$117,749
Add: Share-based compensation cost	37,602	30,474
Add: Significant asset impairments and restructuring costs	4,971	4,298
Add: Acquisition and integration costs	—	2,558
Adjusted EBITDA	$160,026	$155,079
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes and restructuring certain real estate facilities.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Acquisition and integration costs - primarily consist of financial, legal and accounting advisors' costs and employment-related costs related to Ciena's acquisitions in fiscal 2023.
•Gain on cost method equity investments, net - reflects changes in the carrying value of certain cost method equity investments due to triggering events.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for both the fiscal first quarter 2024 and the fiscal first quarter 2023. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.